Exhibit 31.3

CERTIFICATION

I, Joseph W. Craft III certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Alliance Resource Partners, L.P.;
2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date: August 26, 2022

/s/ Joseph W. Craft III
Joseph W. Craft III
President, Chief Executive
Officer and Chairman